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                                                                      Exhibit 2


[DELOITTE LOGO]                      Deloitte & Touche Ltda.
                                     Edificio Corfivalle
                                     Calle 16 Sur N degrees 43A - 49 Piso 9 y 10
                                     A.A. 404
                                     Nit. 860.005.813-4
                                     Medellin
                                     Colombia

                                     Tel. +57(4) 3138899
                                     FAX: +57(4) 3133225
                                     www.deloitte.com

         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 333-12658 of Bancolombia S.A. on Form F-3 of our report dated March 15, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the impact of significant differences between Colombian GAAP and U.S. GAAP and the translation of convenience from Colombian pesos amounts into U.S. dollar amounts) on the consolidated financial statements of Bancolombia S.A. as at and for the year ended December 31, 2003, appearing in the Annual Report on Form 20-F of Bancolombia S.A. for the year ended December 31, 2003.

         /s/ Deloitte & Touche Ltda

         DELOITTE & TOUCHE LTDA.

         Medellin, Colombia
         March 15, 2004

                                                            Una firma miembro de
Audit.Tax.Consulting.Financial Advisory.                Deloitte Touche Tohmatsu